Exhibit 99.1

EVERI HOLDINGS ANNOUNCES PROPOSED REFINANCING OF SENIOR SECURED NOTES AND FIRST LIEN TERM LOAN

Provides Selected Preliminary 2017 First Quarter Results

in Connection with Planned Refinancing

Las Vegas, NV – April 10, 2017 – Everi Holdings Inc. (NYSE:EVRI) (“Everi” or the “Company”) today announced it is seeking to refinance its outstanding $335 million aggregate principal amount of Senior Secured Notes due 2021 and its existing First Lien Term Loan that matures in 2020.  As of the date of this release, the outstanding balance on the First Lien Term Loan was approximately $462.3 million. The Company expects the proposed refinancing transaction to lower its annual cash interest expense, enhance its financial flexibility and extend its maturity schedule.  In connection with the proposed refinancing, Everi today announced selected preliminary financial results for the first quarter ended March 31, 2017.

Preliminary 2017 First Quarter Results of Operations

The Company currently expects consolidated revenues to be in a range of approximately $233 million to $238 million and its quarterly net loss to be in a range of approximately $6 million to $4 million for the three months ended March 31, 2017.  The Company also expects consolidated Adjusted EBITDA for the first quarter of 2017 to be in a range of approximately $52 million to $54 million.  For the first quarter of 2016, consolidated revenues were $205.8 million, net loss was $13.2 million and consolidated Adjusted EBITDA was $45.7 million.  Everi currently expects to report its full 2017 first quarter results after the market close on May 9th.

Michael Rumbolz, President and Chief Executive Officer of Everi, commented, “Our preliminary 2017 first quarter results include year-over-year revenue and Adjusted EBITDA growth for both our Games and Payments segments, which reflect the Company’s continued successful execution against its strategic priorities.  With the strongest and most diverse Games and Payments products and technology solutions in our history and our company-wide focus on disciplined expense management, we are well positioned to deliver consistent operating performance momentum over the balance of 2017 and beyond.”

The consummation and actual terms of the proposed refinancing are subject to a number of factors, including market conditions, negotiation and execution of definitive agreements and satisfaction of customary closing conditions. There can be no assurance that the refinancing will occur, or, if it does, as to the terms of the refinancing.

This press release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities.

Cautionary Note Regarding Forward-Looking Statements

The preliminary unaudited 2017 first quarter results noted above are derived from preliminary internal financial reports and are subject to revision upon the completion of the Company’s  customary financial reporting process, including customary reviews, internal audit procedures and approvals.  Accordingly, actual results may differ from these preliminary results and such differences may be materal.

This press release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “goal,” “target,” “future,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “project,” “may,” “should,” or “will” and similar expressions to identify forward-looking statements. Examples of forward-looking statements include, among others, statements the Company makes regarding its ability to refinance its outstanding $335 million aggregate principal amount of Senior Secured Notes due 2021 and its existing $462.3 million First Lien Term Loan that matures in 2020, its expectation that the proposed refinancing transaction will lower its annual cash interest expense, enhance its financial flexibility and extend its maturity schedule, its expectations regarding its 2017 first quarter results of operations, and its ability to successfully execute on its strategic priorities to achieve consistent operating performance momentum over the balance of 2017 and beyond.

The forward-looking statements in this press release are subject to additional risks and uncertainties, including those set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission (the “SEC”), including, without limitation, our Annual Report on Form 10‑K for the fiscal year ended December 31, 2016 filed with the SEC on March 14, 2017 and subsequent periodic reports, and are based on information available to us on the date hereof.

These cautionary statements qualify our forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement contained herein speaks only as of the date on which it is made, and we do not intend, and assume no obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

This press release should be read in conjunction with our most recent reports on Form 10‑K and Form 10‑Q, and the information included in our other press releases, reports and other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand our reported financial results and our business outlook for future periods.

Non-GAAP Financial Information

In order to enhance investor understanding of the underlying trends in our business, our cash balance and cash available for our operating needs, and to provide for better comparability between periods in different years, we are providing in this press release Adjusted EBITDA, which is not a measure of our financial performance or position under United States Generally Accepted Accounting Principles (“GAAP”). Accordingly, Adjusted EBITDA should not be considered in isolation or as a substitute for, and should be read in conjunction with, our net earnings (loss), operating income (loss), basic or diluted earnings (loss) per share and cash flow data prepared in accordance with GAAP.

We define Adjusted EBITDA as earnings (loss) before interest, taxes, depreciation and amortization, non-cash stock compensation expense, accretion of contract rights and separation costs related to the Company’s former CEO. We present Adjusted EBITDA as we use this measure to manage our business and consider this measure to be supplemental to our operating performance. We also make certain compensation decisions based, in part, on our operating performance, as measured by Adjusted EBITDA; and our credit facility, senior secured notes and senior unsecured notes require us to comply with a consolidated secured leverage ratio that includes performance metrics substantially similar to Adjusted EBITDA.

A reconciliation of the Company’s net loss per GAAP to Adjusted EBITDA is provided in the table below.

About Everi

Everi is dedicated to providing video and mechanical reel gaming content and technology solutions, integrated gaming payments solutions and compliance and efficiency software. Everi Games provides: (a) comprehensive content, electronic gaming units and systems for Native American and commercial casinos, including the award winning TournEvent® slot tournament solution; and (b) the central determinant system for the video lottery terminals installed in the State of New York. Everi Payments provides: (a) access to cash at gaming facilities via Automated Teller Machine cash withdrawals, credit card cash access transactions, point of sale debit card transactions, and check verification and warranty services; (b) fully integrated gaming industry kiosks that provide cash access and related services; (c) products and services that improve credit decision making, automate cashier operations and enhance patron marketing activities for gaming establishments; (d) compliance, audit and data solutions; and (e) online payment processing solutions for gaming operators in states that offer intrastate, Internet-based gaming and lottery activities.

Contacts

Investor Relations

Richard Land, James Leahy

JCIR

212‑835‑8500 or evri@jcir.com

EVERI HOLDINGS INC. AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA

(In thousands)

	Three Months Ended March 31,
	Preliminary and Unaudited			Unaudited
	2017			2016

Net loss	$(6,000)	-	$(4,000)	$(13,151)
Income tax provision (benefit)	1,300			(8,056)
Interest expense, net of interest income	25,100			24,992

Operating income	20,400	-	22,400	3,785

Plus: depreciation and amortization	28,200			35,518

EBITDA	48,600	-	50,600	39,303

Non-cash stock compensation expense	1,400			1,061
Accretion of contract rights	2,000			2,097
Separation costs for former CEO	-			3,274

Adjusted EBITDA	$52,000	-	$54,000	$45,735